EXHIBIT 10.01

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement, dated as of June 7th, 2017, (this “Agreement”) by and among Devago, Inc., Nevada corporation (“DVGG”) and 12 Hong Kong Limited, a Hong Kong Special Administrative Region corporation (“12RT”), and the Shareholders of 12RT (the “12RT Shareholders”). For purposes of this Agreement DVGG, 12RT, and the 12RT Shareholders are sometimes collectively referred to as the “Parties” and individually as a “Party.”

RECITALS

WHEREAS, the 12RT Shareholders and 12RT believe it is in their respective best interests for the 12RT Shareholders to exchange, Four Million (4,000,000) shares of 12RT common stock, representing One Hundred (100%) percent of the issued and outstanding shares of 12RT (the “12RT Shares”),for an aggregate of Fifty Five Million (55,000,000) shares of DVGG stock, consisting of: (i) Fifty Million (50,000,000) shares of post forward split (as set forth in Section 5.5 below) DVGG Common Stock; and, (ii) Five Million (5,000,000) shares of DVGG Series A Preferred Stock (such shares being hereinafter referred to as the “DVGG Shares”); and, DVGG believes it is in its best interest and the best interest of its stockholders to acquire the 12RT Shares in exchange for the DVGG Shares, all upon the terms and subject to the conditions set forth in this Agreement (the “Share Exchange”); and,

WHEREAS, it is the intention of the parties that: (i) the Share Exchange shall qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”); and (ii) the Share Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended and in effect on the date of this Agreement (the “Securities Act”); and,

WHEREAS, it is the intention of the parties that upon the Closing (as hereinafter defined)12RT shall become a wholly owned subsidiary of DVGG; and,

WHEREAS, the Parties agree that the foregoing Recitals are true and correct and are hereby incorporated into this Agreement by this reference; and,

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

EXCHANGE OF 12RT SHARES FOR DVGG SHARES

Section 1.1 Agreements to Exchange 12RT Shares for DVGG Shares. On the Closing Date (as hereinafter defined) and upon the terms and subject to the conditions set forth in this Agreement, the 12RT Shareholders shall assign, transfer, convey and deliver the 12RT Shares to DVGG in consideration and exchange for the 12RT Shares, DVGG shall issue, transfer, convey and deliver the DVGG Shares to the 12RT Shareholders.

Section 1.2 Closing and Actions at Closing. The closing of the Share Exchange (the “Closing”) shall take place remotely via the exchange of documents and signatures at such time and date as the parties hereto shall agree orally or in writing (the “Closing Date”).

Section 1.3 Share Exchange. After Closing and contingent upon the satisfaction of the terms and conditions set forth in this Agreement, Four Million (4,000,000) shares of 12RT common stock, representing One Hundred (100%) percent of the 12RT Shares shall be exchanged and delivered to DVGG and in exchange DVGG shall exchange and deliver an aggregate of Fifty Five Million (55,000,000) shares of DVGG stock consisting of: (i) Fifty Million (50,000,000) shares of post forward split common stock; and, (ii) Five Million (5,000,000) shares of DVGG Series A Preferred Stock to the 12RT Shareholders.

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Section 1.4 Restrictions on DVGG Shares Issued Pursuant to this Agreement. The DVGG shares to be issued by DVGG pursuant to this Agreement have not been registered and are being issued pursuant to a specific exemption under the Securities Act, as well as under certain state securities laws for transactions by an issuer not involving any public offering or in reliance on limited federal preemption from such state securities registration laws, based on the suitability and investment representations made by the 12RT Shareholders to DVGG. The DVGG Shares of to be issued by DVGG pursuant to this Agreement must be held and may not be sold, transferred, or otherwise disposed of for value unless such securities are subsequently registered under the Securities Act or an exemption from such registration is available, and that the certificates representing the Shares of DVGG Common Stock issued in the Share Exchange will bear a legend in substantially the following form so restricting the sale of such securities:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act. The securities have been acquired for investment and may not be sold or transferred without complying with Rule 144 in the absence of an effective registration or other compliance under the Securities Act.

Section 1.5 Share Exchange Procedure. The 12RT Shareholders may exchange their certificates representing the 12RT Shares by delivering such certificate(s) to DVGG duly executed and endorsed in blank (or accompanied by duly executed stock powers duly endorsed in blank), in each case in proper form for transfer, with signatures guaranteed, and, if applicable, with all stock transfer and any other required documentary stamps affixed thereto and with appropriate instructions to allow the transfer agent to issue certificates for the DVGG Shares to the holder thereof.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF DVGG

DVGG represent, warrant and agree that all of the statements in the following subsections of this Article II are true and complete as of the date hereof.

Section 2.1 Corporate Organization

A. Devago, Inc. is a corporation duly organized, validly existing and in good standing under the laws of Nevada, and has all requisite corporate power and authority to own its properties and assets and governmental licenses, authorizations, consents and approvals to conduct its business as now conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its activities makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a Material Adverse Effect on the activities, business, operations, properties, assets, condition or results of operation of DVGG. “Material Adverse Effect” means, when used with respect to DVGG, any event, occurrence, fact, condition, change or effect, which, individually or in the aggregate, would reasonably be expected to be materially adverse to the business, operations, properties, assets, condition (financial or otherwise), or operating results of DVGG, or materially impair the ability of DVGG to perform its obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement; or (ii) changes in the U.S. securities markets generally.

B. Copies of the Articles of Incorporation and Bylaws of DVGG with all amendments thereto, as of the date hereof (the “DVGG Charter Documents”), have been furnished to 12RT, if so requested, and such copies are accurate and complete as of the date hereof. The minute books of DVGG are current as required by law, contain the minutes of all meetings of the DVGG Board and its stockholders from its date of incorporation to the date of this Agreement, and adequately reflect all material actions taken by the DVGG Board and its stockholders. DVGG is not in violation of any of the provisions of the DVGG Charter Documents.

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Section 2.2 Capitalization of DVGG.

A. The authorized capital stock of DVGG consists of: (i) 100,000,000 shares of common stock, par value $0.00001, of which 24,582,004 shares of common stock are issued and outstanding immediately prior to the Share Exchange; (ii) 100,000,000 shares of preferred stock, par value $0.00001, of which NIL shares of preferred stock are issued and outstanding immediately prior to the Share Exchange.

B. All of the issued and outstanding shares of common stock of DVGG immediately prior to this Share Exchange are, and all shares of common stock of DVGG when issued in accordance with the terms hereof will be, duly authorized, validly issued, fully paid and non-assessable, will have been issued in compliance with all applicable U.S. federal and state securities laws and state corporate laws, and will have been issued free of preemptive rights of any security holder. The issuance of all of the shares of DVGG described in this Section 2.2 have been, or will be, as applicable, in compliance with U.S. federal and state securities laws and state corporate laws and no stockholder of DVGG has any right to rescind or bring any other claim against DVGG for failure to comply with the Securities Act, or state securities laws.

Section 2.3 Shell Status. As of the date of this Agreement, DVGG represents that is a “shell company” as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Section 2.4 Authorization, Validity and Enforceability of Agreements. DVGG has all corporate power and authority to execute and deliver this Agreement and all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement (collectively the “Agreements”) to perform its obligations hereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of the Agreements by DVGG and the consummation by DVGG of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of DVGG, and no other corporate proceedings on the part of DVGG are necessary to authorize the Agreements or to consummate the transactions contemplated hereby and thereby. The Agreements constitute the valid and legally binding obligation of DVGG and is enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally. DVGG does not need to give any notice to, make any filings with, or obtain any authorization, consent or approval of any government or governmental agency or other party in order for it to consummate the transactions contemplated by any of the Agreements, resulting from the issuance of the DVGG Shares in connection with the Share Exchange.

Section 2.5 No Conflict or Violation. Neither the execution and delivery of the Agreements by DVGG, nor the consummation by DVGG of the transactions contemplated thereby will: (i) contravene, conflict with, or violate any provision of the DVGG Charter Documents; (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, court, administrative panel or other tribunal to which DVGG is subject; (iii) conflict with, result in a breach of, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which DVGG is a party or by which it is bound, or to which any of its assets or properties are subject; or (iv) result in or require the creation or imposition of any encumbrance of any nature upon or with respect to any of DVGG’ assets, including without limitation, the DVGG Shares.

Section 2.6 Litigation. There is no action, suit, proceeding or investigation (“Action”) pending or, to the knowledge of DVGG, currently threatened against DVGG or any of its affiliates, that may affect the validity of this Agreement or the right of DVGG to enter into this Agreement or to consummate the transactions contemplated hereby or thereby. There is no Action pending or, to the knowledge of DVGG, currently threatened against DVGG or any of its affiliates, before any court or by or before any governmental body or any arbitration board or tribunal, nor is there any judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator against or relating to DVGG or any of its affiliates. Neither DVGG nor any of its affiliates is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no Action by DVGG or any of its affiliates currently pending or which DVGG or any of its affiliates intends to initiate.

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Section 2.7 Compliance with Laws. DVGG has been and is in compliance with, and has not received any notice of any violation of any, applicable law, order, ordinance, regulation or rule of any kind whatsoever, including without limitation the Securities Act, the Exchange Act, the applicable rules and regulations of the SEC or the applicable securities laws and rules and regulations of any state.

Section 2.8 Financial Statements. DVGG’s financial statements (the “Financial Statements”) have been prepared in accordance with generally accepted accounting principles applicable in the United States of America (“U.S. GAAP”) applied on a consistent basis, except that those Financial Statements that are not audited do not contain all footnotes required by U.S. GAAP. The Financial Statements fairly present the financial condition and operating results of DVGG as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. DVGG has no material liabilities (contingent or otherwise). DVGG is not a guarantor or indemnitor of any indebtedness of any other person, entity or organization. DVGG maintains a standard system of accounting established and administered in accordance with U.S. GAAP.

Section 2.9 Books, Financial Records and Internal Controls. All the accounts, books, registers, ledgers, DVGG Board minutes and financial and other records of whatsoever kind of DVGG have been fully, properly and accurately kept and completed; there are no material inaccuracies or discrepancies of any kind contained or reflected therein; and they give and reflect a true and fair view of the financial, contractual and legal position of DVGG. DVGG maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

Section 2.10 No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or anticipated by DVGG to arise, between DVGG and any accountants and/or lawyers formerly or presently engaged by DVGG. DVGG is current with respect to fees owed to its accountants and lawyers.

Section 2.11 Absence of Undisclosed Liabilities. Except as specifically disclosed herein: (A) there has been no event, occurrence or development that has resulted in or could result in a Material Adverse Effect; (B) DVGG has not incurred any liabilities, obligations, claims or losses, contingent or otherwise, including debt obligations, other than professional fees to be paid prior to Closing; (C) DVGG has not declared or made any dividend or distribution of cash or property to its shareholders, purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, or issued any equity securities other than with respect to transactions contemplated hereby; (D) DVGG has not made any loan, advance or capital contribution to or investment in any person or entity; (E) DVGG has not discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business; (F) DVGG has not suffered any losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business; and (G) except for the Share Exchange, DVGG has not entered into any transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business.

Section 2.12 No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to DVGG or its respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by DVGG but which has not been so publicly announced or disclosed. DVGG has not provided to 12RT, or the 12RT Shareholder, any material non-public information or other information which, according to applicable law, rule or regulation, was required to have been disclosed publicly by DVGG but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement and/or the Share Exchange.

Section 2.13 Disclosure. This Agreement and any certificate attached hereto or delivered in accordance with the terms hereof by or on behalf of DVGG in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and/or therein not misleading.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES OF 12RT

12RT represents, warrants and agrees that all of the statements in the following subsections of this Article III, pertaining to 12RT, are true and complete as of the date hereof.

Section 3.1 Corporate Organization

A. 12 Hong Kong Limited is a Hong Kong Special Administrative Region corporation, and has all requisite corporate power and authority to own its properties and assets and governmental licenses, authorizations, consents and approvals to conduct its business as now conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its activities makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a Material Adverse Effect on the activities, business, operations, properties, assets, condition or results of operation of 12RT. “Material Adverse Effect” means, when used with respect to 12RT, any event, occurrence, fact, condition, change or effect, which, individually or in the aggregate, would reasonably be expected to be materially adverse to the business, operations, properties, assets, condition (financial or otherwise), or operating results of 12RT, or materially impair the ability of 12RT to perform its obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement; or (ii) changes in the U.S. securities markets generally.

B. Copies of the formation documents of 12RT, or their equivalent, with all amendments thereto, as of the date hereof (the “12RT Charter Documents”), have been furnished to DVGG, if so requested, and such copies are accurate and complete as of the date hereof. The minute books of 12RT are current as required by law, contain the minutes of all meetings of the 12RT Board and its stockholders from its date of formation to the date of this Agreement, and adequately reflect all material actions taken by the 12RT Board and its stockholders. 12RT is not in violation of any of the provisions of the 12RT Charter Documents.

Section 3.2 Capitalization of 12RT.

A. 12RT represents and warrants that it currently has, and shall continue to have as of the date of Closing, Four Million (4,000,000) shares of common stock issued and outstanding and NIL shares of Preferred Stock issued and outstanding.

B. All of the issued and outstanding shares of common stock of 12RT immediately prior to this Share Exchange are, and all shares of common stock of 12RT when issued in accordance with the terms hereof will be, duly authorized, validly issued, fully paid and non-assessable, will have been issued in compliance with all applicable securities laws and corporate laws of Hong Kong and will have been issued free of preemptive rights of any security holder.

Section 3.3 Shareholders of 12RT’s Common Stock. 12RT has provided DVGG a true and complete list of the holders of all issued and outstanding shares of 12RT including number of DVGG shares held as of the date of this Agreement.

Section 3.4 Directors and Officers of 12RT. The duly elected or appointed directors and the duly appointed officers of 12RT are as set out in Schedule 3.4.

Section 3.5 Financial Statements. 12RT has kept all books and records since inception and such financial statements have been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) consistently applied throughout the periods involved. The balance sheets are true and accurate and present fairly as of their respective dates the financial condition of 12RT. As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, including but not limited to any previous tax liability 12RT had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with GAAP, and all assets reflected therein are properly reported and present fairly the value of the assets of 12RT, in accordance with GAAP. The statements of operations, stockholders’ equity and cash flows reflect fairly the information required to be set forth therein by GAAP.

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The books and records, financial and otherwise, of 12RT are, in all material aspects, complete and correct and have been maintained in accordance with good business and accounting practices.

All of 12RT’s assets are reflected on its financial statements, and 12RT has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise which is not reflected on its financial statements.

Section 3.6 Information. The information concerning 12RT set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 3.7 Personal Property. 12RT possesses, and has good and marketable title of all property necessary for the continued operation of the business of 12RT as presently conducted and as represented to DVGG. All such property is used in the business of 12RT. All such property is in reasonably good operating condition (normal wear and tear excepted), and is reasonably fit for the purposes for which such property is presently used. All material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by 12RT and its subsidiaries is owned by 12RT or its subsidiaries free and clear of all liens, security interests, charges, encumbrances, and other adverse claims.

Section 3.8 Intellectual Property. 12RT represents and warrants that all trademarks and trademark applications, and all patents and patent applications, as set forth in Schedule 3.8, and any trade secrets, and “know-how” held relating to business of 12RT, and all other intangible assets, in 12RT’s possession or that may be reasonably acquired by 12RT any other proprietary information and trade secrets relating to the business of 12RT (collectively the “Intellectual Property”) shall remain the intellectual property of 12RT as of the date of Closing of this Agreement and that 12RT shall take any steps reasonable to assign or otherwise transfer any Intellectual Property right to DVGG, as necessary to protect DVGG’s rights to the same. Further, 12RT owns, free and clear of any encumbrance, or has the valid right to sell all Intellectual Property used by in its business, as currently conducted. 12RT represents that it has not received any written complaint, claim or notice alleging any such infringement, violation or misappropriation. Additionally, 12RT has taken reasonable precautions (i) to protect its rights in its Intellectual Property and (ii) to maintain the confidentiality of its trade secrets, know-how and other confidential Intellectual Property, related to the business and to 12RT’s knowledge, there have been no acts or omissions by the managers, members, employees and agents of 12RT, the result of which would be to materially compromise the rights of 12RT to apply for or enforce appropriate legal protection of 12RT’s Intellectual Property.

Section 3.9 Material Contracts and Transactions. Schedule 3.9 attached hereto lists each material contract, agreement, license, permit, arrangement, commitment, instrument or contract to which 12RT or any of its subsidiaries is a party (each, a “Contract”). Each Contract is in full force and effect, and there exists no material breach or violation of or default by 12RT or any of its subsidiaries under any Contract, or any event that with notice or the lapse of time, or both, will create a material breach or violation thereof or default under any Contract by 12RT or any of its subsidiaries. The continuation, validity, and effectiveness each Contract will in no way be affected by the consummation of the Transaction or any of the transactions contemplated in this Agreement. There exists no actual or threatened termination, cancellation, or limitation of, or any amendment, modification, or change to any Contract.

Section 3.10 Subsidiaries. Except as set forth on Schedule 3.10, 12RT does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations. Each subsidiary of 12RT is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own, lease and to carry on its business as now being conducted. Each subsidiary of 12RT is duly qualified to do business and is in good standing as a corporation in each of the jurisdictions in which 12RT owns property, leases property, does business, or is otherwise required to do so, where the failure to be so qualified would have a material adverse effect on the business of 12RT and its subsidiaries taken as a whole. 12RT owns all of the shares of each subsidiary of 12RT and there are no outstanding options, warrants, subscriptions, conversion rights, or other rights, agreements, or commitments obligating any subsidiary of 12RT to issue any additional common shares of such subsidiary, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from any subsidiary of 12RT any shares of such subsidiary.

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Section 3.11 Absence of Certain Changes or Events. As of the date of this Agreement, (a) there has not been any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of 12RT; and (b) 12RT has not: (i) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its shares; (ii) made any material change in its method of management, operation or accounting; (iii) entered into any other material transaction other than in the ordinary course of its business; or (iv) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees.

Section 3.12 Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of 12RT after reasonable investigation, threatened by or against 12RT or affecting 12RT or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. 12RT does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

Section 3.13 Compliance With Laws and Regulations. To the best of its knowledge, 12RT has complied with all applicable statutes and regulations, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of 12RT or except to the extent that noncompliance would not result in the occurrence of any material liability for 12RT. This compliance includes, but is not limited to, the filing of all reports to date with relevant authorities.

Section 3.14 Approval of Agreement. The Board of Directors of 12RT has authorized the execution and delivery of this Agreement by 12RT and has approved this Agreement and the transactions contemplated hereby.

Section 3.15 Valid Obligation. This Agreement and all agreements and other documents executed by 12RT in connection herewith constitute the valid and binding obligation of 12RT, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF 12RT SHAREHOLDERS

The 12RT Shareholders hereby severally and not jointly represents and warrants to DVGG:

Section 4.1 Authority. The 12RT Shareholders have the right, power, authority and capacity to execute and deliver this Agreement to which such 12RT Shareholders are a party, to consummate the transactions contemplated by this Agreement, and to perform such 12RT Shareholder’s obligations under this Agreement. This Agreement has been duly and validly authorized and approved, executed and delivered by the 12RT Shareholders. Assuming this Agreement has been duly and validly authorized, executed and delivered by the parties thereto other than such 12RT Shareholders, this Agreement is duly authorized, executed and delivered by the 12RT Shareholders and constitutes the legal, valid and binding obligations of the 12RT Shareholders, enforceable against the 12RT Shareholders in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally.

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Section 4.2 No Conflict. Neither the execution or delivery by the 12RT Shareholders of this Agreement to which the 12RT Shareholders are a party nor the consummation or performance by the 12RT Shareholders of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the organizational documents of the 12RT Shareholders; (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which any of the 12RT Shareholders are a party or by which the properties or assets of the 12RT Shareholders is bound; or (c) contravene, conflict with, or result in a violation of, any law or order to which any of the 12RT Shareholders, or any of the properties or assets of the 12RT Shareholders, may be subject.

Section 4.3 Litigation. There is no pending Action against the 12RT Shareholders that involves the 12RT Shares or that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement or the business of 12RT and, to the knowledge of the 12RT Shareholders, no such Action has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Action.

Section 4.4 Ownership of Shares. The 12RT Shareholders are the record and beneficial owners of the 12RT Shares. The 12RT Shareholder are not the record or beneficial owners of any other shares of 12RT. The 12RT Shareholders have and shall transfer at the Closing, good and marketable title to the 12RT Shares, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever, excepting only restrictions on future transfers imposed by applicable law.

Section 4.5 Pre-emptive Rights. The 12RT Shareholders have no pre-emptive rights or any other rights to acquire any shares of 12RT that have not been waived or exercised.

ARTICLE V

CONDITIONS TO THE OBLIGATIONS OF 12RT AND THE 12RT SHAREHOLDERS

The obligations of 12RT to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by 12RT or the 12RT Shareholders, as the case may be, in their sole discretion:

Section 5.1 Representations and Warranties of DVGG. All representations and warranties made by DVGG in this Agreement shall be true and correct in all material respects on and as of the Closing Date.

Section 5.2 Agreements and Covenants. DVGG shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with on or prior to the Closing Date.

Section 5.3 Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

Section 5.4 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of DVGG shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person or entity, which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

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Section 5.5 Obligations Prior to Closing. DVGG must have caused the following to occur prior to Closing:

A. DVGG shall have filed with the Financial Industry Regulatory Authority (“FINRA”) such paperwork as necessary to complete a Six-for-One (6:1) forward split (the “Forward Split”) of the DVGG common stock;

B. DVGG shall: (i) increase its authorized shares Common Stock from the present amount of 100,000,000 to 500,000,000; and, (ii) decrease its authorized shares of undesignated Preferred Stock from the present amount of 100,000,000 to 50,000,000, DVGG shall effectuate this by filing Amended Articles of Incorporation with the Secretary of State of Nevada;

C. DVGG shall have effectuated a name change to better reflect the post-transaction business of the Company, DVGG shall effectuate this by filing Amended Articles of Incorporation with the Secretary of State of Nevada;

D. DVGG shall, at Closing, have caused the cancellation of 19,800,000 shares of pre-split common stock, which shall be canceled and returned authorized but unissued status; and,

E. DVGG shall deliver the following documents to 12RT: (i) share certificates evidencing the DVGG Shares registered in the name of the 12RT Shareholder;(ii) this Agreement duly executed; (iii) such other documents as 12RT or the 12RT Shareholder may reasonably request for the purpose of evidencing the accuracy of any of the representations and warranties of DVGG, evidencing the performance of, or compliance by DVGG with any covenant or obligation required to be performed or complied with by DVGG, evidencing the satisfaction of any condition referred to in this Article V, or otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

Section 5.6 No Material Adverse Effect. There shall not have been any event, occurrence or development that has resulted in or could result in a Material Adverse Effect on or with respect to DVGG.

Section 5.7 Employment Agreements. DVGG will have received from 12RT copies of all agreements or arrangements that evidence the employment of all of the hourly and salaried employees of 12RT as set forth on Schedule 5.7 attached hereto, which constitute all of the employees reasonably necessary to operate the business of 12RT substantially as presently operated.

ARTICLE VI

CONDITIONS TO THE OBLIGATIONS OF DVGG

The obligations of DVGG to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by DVGG in its sole discretion:

Section 6.1 Representations and Warranties of 12RT and the 12RT Shareholder. All representations and warranties made by 12RT and the 12RT Shareholder on behalf of themselves individually in this Agreement shall be true and correct on and as of the Closing Date.

Section 6.2 Approval by Majority Consent. The holders of at least a majority (51%) of the outstanding shares of common stock of 12RT must approve this Agreement by written consent prior to the Closing Date.

Section 6.3 Agreements and Covenants. 12RT and the 12RT Shareholder shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by each of them on or prior to the Closing Date.

Section 6.4 Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement, shall have been duly obtained and shall be in full force and effect on the Closing Date.

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Section 6.5 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of 12RT shall be in effect; and no action or proceeding before any court or government or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person or entity, which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 6.6 Documents. 12RT and the 12RT Shareholder must deliver to DVGG at the Closing:

A. 12RT shall have prepared and presented to DVGG two years of audited financial statements, such statements shall have been audited by a Public Company Accounting Oversight Board registered and approved audit firm;

B. share certificates evidencing the number of 12RT Shares, along with executed share transfer forms transferring such 12RT Shares to DVGG;

C. this Agreement to which the 12RT and the 12RT Shareholder are each a party, duly executed; and

D. such other documents as DVGG may reasonably request for the purpose of (i) evidencing the accuracy of any of the representations and warranties of 12RT and the 12RT Shareholder, (ii) evidencing the performance of, or compliance by 12RT and the 12RT Shareholder with, any covenant or obligation required to be performed or complied with by 12RT and the 12RT Shareholder, as the case may be, (iii) evidencing the satisfaction of any condition referred to in this Article VI, or (iv) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

Section 6.7 No Claim Regarding Stock Ownership or Consideration. There must not have been made or threatened by any person, any claim asserting that such person (a) is the holder of, or has the right to acquire or to obtain beneficial ownership of the 12RT Shares, or any other stock, voting, equity, or ownership interest in, 12RT, or (b) is entitled to all or any portion of the DVGG Shares.

ARTICLE VII

SURVIVAL AND INDEMNIFICATION

Section 7.1 Survival of Provisions. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall expire on the first day of the three-year anniversary of the Closing Date (the “Survival Period”). The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

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Section 7.2 Indemnification.

A. Indemnification Obligations in favor of DVGG. From and after the Closing Date until the expiration of the Survival Period, 12RT shall reimburse and hold harmless DVGG and its shareholders (such person and their heirs, executors, administrators, agents, successors and assigns is referred to herein as a “DVGG Indemnified Party”) against and in respect of any and all damages, losses, settlement payments, in respect of deficiencies, liabilities, costs, expenses and claims suffered, sustained, incurred or required to be paid by such DVGG Indemnified Party, and any and all actions, suits, claims, or legal, administrative, arbitration, governmental or other procedures or investigation against any DVGG Indemnified Party, which arises or results from a third-party claim brought against a DVGG Indemnified Party to the extent based on a breach of the representations and warranties with respect to the business, operations or assets of 12RT. All claims of DVGG pursuant to this Section 7.2 shall be brought by DVGG on behalf of DVGG and those Persons who were stockholders of DVGG immediately prior to the Closing Date. In no event shall any such indemnification payments exceed $50,000 in the aggregate from 12RT. No claim for indemnification may be brought under this Section 7.2(A) unless all claims for indemnification, in the aggregate, total more than $10,000.

B. Indemnification Obligations in favor of 12RT and the 12RT Shareholder. From and after the Closing Date until the expiration of the Survival Period, DVGG and the DVGG shareholders shall indemnify and hold harmless 12RT, the 12RT Shareholder, and his respective officers, directors, agents, attorneys and employees, and each person, if any, who controls or may “control” (within the meaning of the Securities Act) any of the forgoing persons or entities (each a “12RT Indemnified Person”) from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, legal fees (collectively, “Damages”) arising out of: (i) any breach of representation or warranty made by DVGG in this Agreement and in any certificate delivered by DVGG pursuant to this Agreement; (ii) any breach by DVGG of any covenant, obligation or other agreement made by DVGG in this Agreement; and (iii) a third-party claim based on any acts or omissions by DVGG. In no event shall any such indemnification payments exceed $50,000 in the aggregate from DVGG. No claim for indemnification may be brought under this Section 7.2(B) unless all claims for indemnification, in the aggregate, total more than $10,000.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.1 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

Section 8.2 Fees and Expenses. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by each Party, as incurred respectively.

Section 8.3 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or 7 days after being sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the addresses set forth in the Preamble of this Agreement, or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 8.3 are concerned unless notice of such change shall have been given to such other party hereto as provided in this Section 8.3.

Section 8.4 Entire Agreement. This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

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Section 8.5 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

Section 8.6 Titles and Headings. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 8.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement. Fax and PDF copies shall be considered originals for all purposes.

Section 8.8 Convenience of Forum; Consent to Jurisdiction. The parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the State of Nevada, and/or the U.S. District Court for Nevada, in respect of any matter arising under this Agreement. Service of process, notices and demands of such courts may be made upon any party to this Agreement by personal service at any place where it may be found or giving notice to such party as provided in Section 8.3.

Section 8.9 Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 8.10 Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Nevada without giving effect to the choice of law provisions thereof.

Section 8.11 Amendments and Waivers. Except as otherwise provided herein, no amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

DEVAGO, INC.

Per:	/s/ Jose Armando Acosta Crespo
Name:	Jose Armando Acosta Crespo
Title:	President and Chief Executive Officer

12 HONG KONG LIMITED

Per:	/s/ Angelo Ponzetta
Name:	Angelo Ponzetta
Title:	President and Chief Executive Officer

12 HONG KONG LIMITEDSHAREHOLDERS

Per:	/s/ Angelo Ponzetta
Name:	Angelo Ponzetta, on behalf of the
Shareholders representing 100% of the
issued and outstanding shares of
12 Hong Kong Limited

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DISCLOSURE SCHEDULE

to the

SHARE EXCHANGE AGREEMENT

By and Among

DEVAGO, INC.,

12 HONG KONG LIMITED,

AND

THE SHAREHOLDERS OF 12 HONG KONG LIMITED

These Disclosure Schedules have been prepared pursuant to the Share Exchange Agreement (the “Agreement”) by and among DEVAGO, INC., a Nevada corporation (“DVGG”), 12 Hong Kong Limited (“12RT”), and the individual shareholders of 12RT. Except as otherwise defined herein, capitalized terms used herein will have the same meaning given to them in the Share Exchange Agreement. Schedule and paragraph numbers herein correspond to the Section and Subsection numbering in applicable Article of the Share Exchange Agreement. Section and Subsection headings contained herein are included for purposes of identifying the relevant disclosures and for the convenience of the reader and are not intended to supplement or modify the meaning of the disclosures in any way.

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SCHEDULE 3.4

DIRECTORS AND OFFICERS OF 12 HONG KONG LIMITED

Angelo Ponzetta:	Chief Executive Officer
Daniele Monteverde:	Chief Financial Officer

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SCHEDULE 3.8

INTELLECTUAL PROPERTY

	Country:	Application #:	Description:	Filing Date:
1.	U.S.A.	20150161712	Unifying Shopping Experience System	December 23, 2013
2.	China	201410418985.X	Unifying Shopping Experience System	August 22, 2014
3.	E.U.	P2104-1526	Unifying Shopping Experience System	December 10, 2013

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SCHEDULE 3.9

MATERIAL CONTRACTS

	With:	Dated:	Material Terms/Description:
1.	Licensee Agreement with 12 Japan	Mar 2015	10 Years contract for the use of our Patent, and technology developments.
2.	NDA with Norbert Frei Consulting in Switzerland	Mar 2017	NDS for the preparation of a distribution Agreement. IMirror delivered and installed.

All other contracts are through 12 Japan, which will pay royalties and licensee fees to 12 Hong Kong.

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SCHEDULE 3.10

SUBSIDIARIES OF 12RT

None.

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SCHEDULE 5.7

12RTEMPLOYMENT AGREEMENTS AND ARRANGEMENTS

As of the date of this Agreement, the following hourly and salaried employees of 12RT are reasonably necessary to operate the business of 12RTas substantially presently operated:

	Name of Party	Date of Agreement
1.	Mamoru Wakimoto	July 2016
2.	Shohei Murata	July 2016

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